UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2025, Biogen Inc. (the “Company”) appointed Sean Godbout as Vice President, Chief Accounting Officer & Global Corporate Controller and designated Mr. Godbout as the Company’s principal accounting officer, in each case effective as of March 1, 2025. In connection with Mr. Godbout’s appointment as Chief Accounting Officer, Robin Kramer, the Company’s current Chief Accounting Officer, will no longer be designated as the Company’s principal accounting officer as of the effective date of Mr. Godbout’s appointment. As previously announced, Ms. Kramer has been appointed the Company’s Chief Financial Officer, effective upon the retirement of Michael McDonnell, the Company’s current Chief Financial Officer. Mr. McDonnell will retire on March 1, 2025.

Mr. Godbout, age 50, joined the Company in 2007 and has served as Global Corporate Controller since October 2023. Prior to this role, Mr. Godbout served as Corporate Controller from September 2019 to October 2023 and has held roles of increasing responsibility at the Company since 2007. Before joining Biogen, Mr. Godbout held roles at PricewaterhouseCoopers LLP. He has a B.S. from Cornell University in Industrial and Labor Relations and an M.S. Accounting and MBA from Northeastern University. Mr. Godbout is a Certified Public Accountant in Massachusetts.

Ms. Godbout’s base salary will be $400,000 and he is eligible to participate in the Company’s annual bonus plan with a target bonus of 40% of his annual base salary. Mr. Godbout’s target long-term incentive (“LTI”) grant value for 2025 will be granted in accordance with the LTI plans and guidelines duly approved and in effect at the time of grant.

Under the existing executive severance plan for Vice Presidents, Mr. Godbout will be entitled to receive:

•

In the event of a termination of employment other than for cause and other than by reason of Mr. Godbout’s death or disability, a lump sum severance payment equal to a minimum of 6 months of his then-annual base salary and target annual bonus, with an additional 1 month for each full year of service to a maximum benefit of 12 months.

•

If, within two years following a corporate transaction or a corporate change in control, Mr. Godbout experiences a termination of employment other than for cause or by reason of death or disability or experiences an involuntary employment action, a lump sum severance payment equal to one times his then-annual base salary plus target annual bonus. These payments are in lieu of any payment in the preceding paragraph. Mr. Godbout is also entitled to receive continuation of medical and dental insurance benefits if severance is payable under the severance plan for Vice Presidents.

There is no arrangement or understanding between Mr. Godbout and any other person pursuant to which Mr. Godbout was selected to serve as the Company’s Chief Accounting Officer and principal accounting officer. Mr. Godbout does not have any family relationship with any member of the Company’s Board of Directors, executive officer of the Company or person chosen to become a director or executive officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

By:	/s/ Wendell Taylor

Wendell Taylor

Secretary

Date: January 15, 2025